This is page 1 of 17 pages of a subscription agreement and related appendixes, schedules and forms. Collectively, these pages together are referred to as the "Subscription Agreement".

20F ITEM 19 EXHIBIT 4.U

KIMBER RESOURCES INC.
NON-BROKERED PRIVATE PLACEMENT

SUBSCRIPTION AGREEMENT
(U.S. SUBSCRIBERS)

INSTRUCTIONS TO PURCHASER

This form is for use by all U.S. subscribers. A "U.S. subscriber" is any "U.S. Person" under Regulation S of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any partnership or corporation organized outside the United States by a U.S. Person principally for the purposes of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by U.S. accredited investors who are not natural persons, estates or trusts; (d) any estate of which any executor or administrator is a U.S. Person.

1.	Complete all the information in the boxes on page 1 and sign where indicated with an "X".

2.
Complete and sign the "Accredited Investor Questionnaire (United States)" that starts on page 5. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under applicable federal United States securities laws. If you complete the "Accredited Investor Questionnaire (United States)", then such questionnaire will be deemed to be incorporated by reference into this Subscription Agreement.

3.
If you are a portfolio manager and are purchasing the Purchased Securities (as defined below) for an account or accounts that are fully managed by you, then either (a) the aggregate acquisition cost of the Purchased Securities to you must be at least CAD 97,000 or (b) you must fall within the British Columbia definition of an "accredited investor" and complete and sign the "Accredited Investor Questionnaire (British Columbia)" that starts on page 7. The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under Multilateral Instrument 45-103 adopted by the British Columbia Securities Commission.

4.	If you are a corporation, partnership, trust or entity other than an individual, then complete and sign the "Corporate Placee Registration Form" (Form 4C) that starts on page 9.

5.	If you are a portfolio manager, complete and sign the "Portfolio Manager: Additional Undertaking and Certification" on page 11.

Subscription Agreement (with related appendixes, schedules and forms)	Page 2 of 17 pages

NON-BROKERED PRIVATE PLACEMENT
SUBSCRIPTION AGREEMENT

TO:                         KIMBER RESOURCES INC. (the "Issuer"), of #215, 800 West Pender St., Vancouver, British Columbia, V6C 2V6

Subject and pursuant to the terms set out in the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

_______________________________________ Units

CAD $0.70 per Unit for a total purchase price of CAD $ __________________________________________________

The Purchaser owns, directly or indirectly, the following securities of the Issuer:
_____________________________________________________________________________________________

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS:	DELIVERY INSTRUCTIONS:

Name to appear on certificate	Name and account reference, if applicable

Account reference, if applicable	Contact name

Address	Address

Telephone number

EXECUTED by the Purchaser this ____________day of  _____________ , 2003. By executing this Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the "Address of the Purchaser". Unless the jurisdiction shown as the "Address of the Purchaser" is British Columbia, then the Purchaser certifies that the Purchaser is NOT resident in British Columbia.

WITNESS:	EXECUTION BY PURCHASER:

_________________________________________________________________	X _______________________________________________________________
Signature of witness	Signature of individual (if Purchaser is an individual)

_________________________________________________________________	X _______________________________________________________________
Name of witness	Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________	_________________________________________________________________
Address of witness	Name of Purchaser (please print)

_________________________________________________________________	_________________________________________________________________
Name of authorized signatory (please print)
ACCEPTED this ________ day of ________ , 2003.
KIMBER RESOURCES INC.	_________________________________________________________________
Per:	Address of Purchaser (residence)

_________________________________________________________________
Authorized signatory	Telephone number and e-mail address

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference.

Subscription Agreement (with related appendixes, schedules and forms)	Page 2 of 17 pages

TERMS

Reference date of this Agreement	The date this Subscription Agreement is executed by the Purchaser on page 1 (the "Agreement Date")

The Offering

The Issuer	Kimber Resources Inc. (the "Issuer")

The Agent	Not applicable. This is a non-brokered private placement.

Offering	The offering consists of an aggregate of 1,000,000 units (the "Units") of the Issuer at a price of CAD 0.70 per unit for a total amount of CAD 700,000.

Purchased Securities
The "Purchased Securities" are Units. Each Unit consists of one previously unissued common share, as presently constituted (a "Share") and one-half of one non-transferable share purchase warrant (a "Warrant") of the Issuer. One whole Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a "Warrant Share") for a period of 12 months from the date of issuance of the Unit, at a price of CAD 0.80 per Warrant Share.

Finder's Fee	Not applicable.

Price	CAD 0.70 per Unit

Warrants
The Warrants will be issued and registered in the name of the Purchasers or their nominees.

The Warrants will be non-transferable.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Selling Jurisdictions	The Units may be sold in the United States (the "Selling Jurisdiction").

Exemptions	The offering will be made in accordance with the following exemptions from prospectus requirements and U.S. registration requirements:

a)	the B.C. "accredited investor" exemption (s. 5.1, Multilateral Instrument MI 45-103);

b)	the "CAD 97,000 purchaser" exemption (section 74(2)(4) of the Securities Act (British Columbia);

c)	the exemption provided under British Columbia Instrument 72-503 for certain purchasers who reside outside British

Subscription Agreement (with related appendixes, schedules and forms)	Page 3 of 17 pages

Columbia and who are not foreign portfolio managers purchasing for accounts fully managed by them; and

d)	Regulation D of the United States Securities Act of 1933, as amended (the "U.S. Securities Act").

Resale restrictions and legends applicable to a Purchaser who is a U.S. Person
The Purchased Securities will be subject to an indefinite hold period in the United States unless registered in the United States or an exemption from the registration requirements of the U.S. Securities Act is available.

At the time of Closing of the offering, the Issuer will be a "qualifying issuer" within the meaning of Multilateral Instrument 45-102. Under the applicable securities laws of British Columbia, the Purchased Securities will therefore be subject to a four-month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the following legends:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date that is four months and a day after the Closing.]"

"Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities presented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [insert the date following the fourth month after the distribution]."

"The securities represented hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") or under any state securities laws. The holder hereof, by purchasing such securities, agrees for the benefit of the corporation that such securities may be offered, sold or otherwise transferred, assigned or pledged only pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption therefrom if the corporation has received an opinion of counsel satisfactory to the corporation that such registration is not required."

The Issuer agrees that the Securities will bear no legends other than those set out here.

The Purchaser is advised to consult with its own legal counsel or advisor to determine the resale restrictions that may be applicable to it.

Closing Date	The Closing will take place on December 11, 2003, or such other date as the Issuer and the Purchaser may agree upon in writing.

Additional definitions	See "GENERAL PROVISIONS".

Subscription Agreement (with related appendixes, schedules and forms)	Page 4 of 17 pages

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of British Columbia.

Authorized capital	The authorized capital of the Issuer is 80,000,000 common shares.

Outstanding capital	The Issuer has 18,400,045 common shares issued and outstanding as of December 2, 2003.

Stock exchange listings	Shares of the Issuer are listed on the TSX Venture Exchange (the "Exchange"). Also listed are the common share purchase warrants issued by the Issuer in 2002.

"Securities Legislation Applicable to the Issuer"
In the context of the private placement contemplated under this Subscription Agreement, the "Securities Legislation Applicable to the Issuer" is the Securities Act (British Columbia) and the regulations and rules thereunder, the U.S. Securities Act and any regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the British Columbia Securities Commission and the United States Securities and Exchange Commission.

END OF TERMS

Subscription Agreement (with related appendixes, schedules and forms)	Page 5 of 17 pages

Accredited Investor Questionnaire
(United States)

(Capitalized terms not specifically defined in this questionnaire have the meaning ascribed to them in the Subscription Agreement to which this questionnaire is attached.)

In connection with the execution of the Subscription Agreement to which this questionnaire is attached, the undersigned (the "Purchaser") represents and warrants to Kimber Resources Inc. (the "Issuer") that:

1.
If the Purchaser is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate line or lines):

________ Category 1	A natural person whose individual net worth, or joint net worth with that person's spouse, at the date of this questionnaire exceeds USD 1,000,000;

________ Category 2
A natural person who had an individual income in excess of USD 200,000 in each of the two most recent years or joint income with that person's spouse in excess of USD 300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

________ Category 3	A natural person who is a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

2.	If the Purchaser is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

________ Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of USD 5,000,000;

________ Category 2
A trust that (a) has total assets in excess of USD 5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Securities;

________ Category 3	An investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

________ Category 4	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958;

________ Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

________ Category 6	An entity which is a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; or

________ Category 7	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Subscription Agreement (with related appendixes, schedules and forms)	Page 6 of 17 pages

The statements made in this questionnaire are true and accurate to the best of my information and belief and I will promptly notify the Issuer of any changes in the answers.

Dated _______________2003
X _______________________________________________________________
Signature of individual (if Purchaser is an individual)

X _______________________________________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Name of authorized signatory ( please print)

_________________________________________________________________
Official capacity of authorized signatory (please print)

Subscription Agreement (with related appendixes, schedules and forms)	Page 7 of 17 pages

Accredited Investor Questionnaire
(British Columbia)

(Capitalized terms not specifically defined in this questionnaire have the meaning ascribed to them in the Subscription Agreement to which this questionnaire is attached.)

In connection with the execution of the Subscription Agreement to which this Schedule is attached, the undersigned (the "Purchaser") represents and warrants to the Issuer that the Purchaser satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

________ Category 1	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada)

________ Category 2	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

________ Category 3	an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act

________ Category 4
a subsidiary of any person or company referred to in Categories 1 to 3, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

________ Category 5
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

________ Category 6	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in Category 5

________ Category 7	the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada

________ Category 8	a municipality, public board or commission in Canada

________ Category 9	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

________ Category 10	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

________ Category 11
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD 1,000,000

________ Category 12
an individual whose net income before taxes exceeded CAD 200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded CAD 300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year

________ Category 13
a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least CAD 5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements

Subscription Agreement (with related appendixes, schedules and forms)	Page 8 of 17 pages

________ Category 14	a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors

________ Category 15
a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts

________ Category 16
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account

________ Category 17
a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser

________ Category 18
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded

________ Category 19	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 through 5 and Category 10 in form and function, or

________ Category 20
a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors

The statements made in this questionnaire are true and accurate to the best of my information and belief and the Purchaser will promptly notify the Issuer of any changes in the answers.

Dated _______________2003
X _______________________________________________________________
Signature of individual (if Purchaser is an individual)

X _______________________________________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Name of authorized signatory ( please print)

_________________________________________________________________
Official capacity of authorized signatory (please print)

For the purposes hereof:

(a)	"financial assets " means cash and securities;

(b)	"related liabilities" means:

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

	(ii)	liabilities that are secured by financial assets;

(c)
"eligibility adviser" means an investment dealer or equivalent category of registration, registered under the securities legislation of a jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed.

Subscription Agreement (with related appendixes, schedules and forms)	Page 9 of 17 pages

FORM 4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

1.	Placee Information:

	(a)	Name:

	(b)	Complete Address:

	(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? ___

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ___

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CAD 20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

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The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia)).

Dated at ____________________________________ on _______________________ , 2003.

X _______________________________________________________________
Signature of individual (if Purchaser is an individual)

X _______________________________________________________________
Authorized signatory (if Purchaser is not an individual)

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Name of authorized signatory ( please print)

_________________________________________________________________
Official capacity of authorized signatory (please print)

THIS IS NOT A PUBLIC DOCUMENT

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Portfolio Manager:
Additional Undertaking and Certification

If the undersigned is a portfolio manager purchasing as agent for accounts that are fully managed by it, pursuant to an exemption from the prospectus requirements prescribed by British Columbia Securities Law, the undersigned acknowledges that it is bound by the provisions of the Securities Act (British Columbia) (the "Act"), and undertakes to comply with all provisions of the Act relating to ownership of, and trading in, securities including, without limitation, the filing of insider reports and reports pursuant to Section 111 of the Act. If any of the information provided in this Form changes, the portfolio manager undertakes to notify the Exchange prior to participating in further private placements with Exchange listed companies.

If the undersigned carries on business as a portfolio manager in a jurisdiction outside of Canada, the undersigned certifies that:

(a)
it is purchasing securities of the Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in __________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than CAD 20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

Dated at _______________ on ______________________ , 2003.

_________________________________________________________________
Name of Purchaser ( please print)

_________________________________________________________________
Authorized signatory

_________________________________________________________________
Official capacity of authorized signatory (please print)

_________________________________________________________________
Name of individual whose signature appears above, if different from name of purchaser above ( please print)

Subscription Agreement (with related appendixes, schedules and forms)	Page 12 of 17 pages

GENERAL PROVISIONS

1.                DEFINITIONS

1.2              In the Subscription Agreement (including the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)
"Applicable Legislation" means the Securities Legislation Applicable to the Issuer (as defined on page 4) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(b)	"Closing" means the completion of the sale and purchase of the Purchased Securities;

(c)	"Closing Date" has the meaning assigned in the Terms;

(d)	"Commissions" means the British Columbia Securities Commission and the SEC;

(e)	"Exchange" has the meaning assigned in the Terms;

(f)	"General Provisions" means those portions of the Subscription Agreement headed "GENERAL PROVISIONS" and contained on pages 12 to 17;

(g)	"Private Placement" means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;

(h)	"Purchased Securities" means the Units purchased under this Subscription Agreement;

(i)	"Regulation D" means Regulation D promulgated under the U.S. Securities Act;

(j)	"Regulation S" means Regulation S promulgated under the U.S. Securities Act;

(k)	"Regulatory Authorities" means the Commissions and the Exchange;

(l)	"SEC" means the United States Securities and Exchange Commission;

(m)	"Securities" means the Shares, the Warrants and the Warrant Shares;

(n)	"Subscription Agreement" means the first (cover) page, the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference;

(o)	"United States" has the meaning ascribed thereto in Regulation S of the U.S. Securities Act;

(p)	"U.S. Person" has the meaning ascribed thereto in Regulation S of the U.S. Securities Act;

(q)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(r)	"Terms" means those portions of the Subscription Agreement headed "TERMS" and contained on pages 2 to 4; and

(s)	"Warrants" includes the certificates representing the Warrants.

1.3             In the Subscription Agreement, unless otherwise specified, currencies are indicated with the ISO 4217 currency code so that, as examples, Canadian dollars are indicated with the prefix "CAD", United States dollars are

Subscription Agreement (with related appendixes, schedules and forms)	Page 13 of 17 pages

indicated with the prefix "USD", British pounds sterling are indicated with the prefix "GBP" and the euro is indicated with the prefix "EUR".

1.4             In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2.                REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1             Acknowledgements concerning the offering.

The Purchaser acknowledges that:

(a)
no securities commission or similar regulatory authority or any other agency, governmental authority, stock exchange or other entity (collectively, "Entities") has made any finding or determination as to the merit for investment of, nor have any such Entity passed on the merits o the Securities or made any recommendation or endorsement with respect to, the Securities;

(b)
the issuance, sale and delivery of the Securities to the Purchaser are conditional upon such issuance and sale being exempt from the prospectus requirements of all applicable securities legislation in Canada relating to the issuance and sale of the Securities or upon the issuance of such orders, rulings, consents or approvals as may be required to permit such sales without the requirement of filing a prospectus;

(c)
the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States; that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements; that the Securities may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; that the Issuer has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Securities; that the Issuer has no obligation or present intention to take any action so as to permit sales pursuant to the U.S. Securities Act; and the Purchaser understands that, absent registration, under the rules of the SEC, the Purchaser may be required to hold the Securities indefinitely or to transfer the Securities in "private placements" which are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of the Purchaser and the Purchaser understands that, as a consequence, the Purchaser must bear the economic risks of the investment in the Securities for an indefinite period of time;

(d)	there is no government or other insurance covering the Securities;

(e)	there are risks associated with the purchase of the Securities;

(f)
there are restrictions on the Purchaser's ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(g)
the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(h)
the certificates representing the Securities (and any certificates issued in exchange or substitution for the Securities) will bear a legend pursuant to the U.S. Securities Act as set out under the Terms on page 3 and that delivery of certificates bearing such legend may not constitute "good delivery" in settlement of transactions on Canadian stock exchanges or over-the-counter markets;

Subscription Agreement (with related appendixes, schedules and forms)	Page 14 of 17 pages

(i)
no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

	(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

	(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

	(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

(k)
the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

2.2             Certification as to residency

The Purchaser certifies in favour of the Issuer that, as at the Agreement Date and at the Closing, the Purchaser is not resident in British Columbia, but that it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively, the "United States").

2.3             Representations and warranties of the Purchaser.

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)
the Purchaser has not received a copy of an offering memorandum (as defined in any applicable Canadian securities legislation) or any similar document in connection with its subscription for Securities, and the decision to execute this Subscription Agreement and to purchase the Securities has not been based upon any oral or written representations as to fact or otherwise made by or on behalf of the Issuer, and this decision has been based entirely upon publicly available information concerning the Issuer;

(b)
the purchase of the Securities has not been made through, or as a result of, and to the knowledge of the Purchaser the distribution of the Securities is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)	no person has made to the Purchaser any written or oral representations:

	(i)	that any person will resell or repurchase the Securities;

	(ii)	that any person will refund the purchase price of the Purchased Securities;

	(iii)	as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange, except for the Shares;

(d)	to the knowledge of the Purchaser, this subscription has not been solicited in any other manner contrary to the Applicable Legislation or the U.S. Securities Act;

(e)	the Purchaser is at arm's length (as that term is customarily defined) with the Issuer;

Subscription Agreement (with related appendixes, schedules and forms)	Page 15 of 17 pages

(f)
the Purchaser is not a "control person" of the Issuer as defined in the Securities Act (British Columbia), will not become a "control person" by virtue of the purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(g)	the Purchaser has been advised to consult its own legal advisor with respect to applicable resale restrictions, and it is solely responsible for compliance with applicable resale restrictions;

(h)
the Purchaser has been advised that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Securities, that the Issuer gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax laws of the Purchaser's acquisition or disposition of any Securities, that the Purchaser has been advised to consult its own tax advisor with respect to applicable tax legislation, and that it is solely responsible for compliance with applicable tax legislation;

(i)
the Purchaser has no intention to distribute, and shall not transfer, either directly or indirectly, any of the Securities to any person within the United States or to a U.S. Person, except pursuant to an effective registration statement under the U.S. Securities act or an exemption therefrom;

(j)
the Purchaser is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

(k)
the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(l)
the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(m)
the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(n)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(o)	this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(p)
the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(q)
the Purchaser consents to the Issuer making a notation on its records or giving instructions to any registrar and transfer agent of the Issuer in order to implement the restrictions on transfer referred to in this Subscription Agreement;

Subscription Agreement (with related appendixes, schedules and forms)	Page 16 of 17 pages

(r)
the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of his entire investment;

(s)
the Issuer has provided to the Purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities; and

(t)
if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required.

2.4             Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Accredited Investor Questionnaires, the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which the Issuer may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Accredited Investor Questionnaires, the Terms on pages 2 to 4, the General Provisions on pages 12 to 17 and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

2.5             Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3.                REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1             Representations and warranties of the Issuer

The Issuer represents and warrants to the Purchaser that, as at the Agreement Date and at the Closing:

(a)
this Subscription Agreement, if and when it is executed by the Issuer, will have been duly executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer enforceable against the Purchaser in accordance with its terms;

(b)	the Issuer is a "reporting issuer" under the Securities Act (British Columbia) and under the Securities Act (Alberta);

(c)	the Issuer is a "foreign private issuer" under the U.S. Securities Act;

(d)	the common shares in the capital of the Issuer as well as certain share purchase warrants issued by the Issuer in 2002 are listed and posted for trading through the facilities of the Exchange.

3.2             Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

4.                CLOSING

4.1             The Purchaser acknowledges that there may be other sales of securities of the Issuer which may close after the Closing and that the Issuer has advised the Purchaser that the Issuer intends to effect a brokered private

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placement of up to 1,000,000 units of the Issuer, having the same terms as the Units, shortly before or shortly after the Closing.

4.2             On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer this Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser.

4.3             At Closing, the Issuer will deliver to or to the order of the Purchaser the certificates representing the Purchased Securities purchased by the Purchaser registered in the name of the Purchaser or its nominee.

5.                MISCELLANEOUS

5.1             The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2             The Purchaser hereby authorizes the Issuer to correct any minor errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3             The Issuer may rely on delivery by fax machine of an executed copy of this Subscription Agreement, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of this Subscription Agreement.

5.4             Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer's having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5             This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.6             Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

5.7             Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer or by anyone else.

5.8             The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.9             This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.10           A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.11           This Subscription Agreement is to be read with all changes in gender or number as required by the context.

5.12           This Subscription Agreement will be governed by and construed in accordance with the laws of British Columbia (without reference to its rules governing the choice or conflict of laws) and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

[End of Subscription Agreement]